Exhibit 5.1

DLA Piper LLP (US) One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, PA 19103-7300 www.dlapiper.com

November 9, 2023

Aprea Therapeutics, Inc.

3805 Old Easton Road

Doylestown, PA 18902

RE: Aprea Therapeutics, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of an aggregate of 106,211 shares (the “Plan Shares”) of the Company’s common stock, par value $0.001 per share, issuable under the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,
/s/ DLA Piper LLP (US)